UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2006
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO	83201
(Address of Principal Executive Offices)	(Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT
On September 8, 2006, AMI Semiconductor, Inc. (“AMIS”), a subsidiary of AMIS Holdings, Inc. (the “Company”), purchased select businesses of NanoAmp Solutions, Inc. for approximately $21 million in cash, subject to an inventory adjustment, pursuant to an Asset Purchase Agreement (the “Agreement”) dated September 8, 2006 between the Company, AMIS and NanoAmp Solutions, Inc. Under the terms of the Agreement, AMIS acquired certain assets and assumed certain liabilities related to NanoAmp Solutions’ medical SOC business and its ultra low-power (ULP) 6T-SRAM business. The purchase price and acquisition related expenses were paid from existing cash.
The Agreement includes standard representations, warranties and covenants by all parties, which generally survive for one year in the absence of fraud or willful misconduct. The Agreement also includes indemnification provisions that limit the liability of the parties to seven percent of the consideration paid pursuant to the terms of an Indemnification Escrow Agreement. Indemnification claims are also subject to a de minimus threshold.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date: September 14, 2006	By:	/s/ David A. Henry
		Name:	David A. Henry
		Title:	Senior Vice President and Chief Financial Officer